UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 24, 2006

U-Store-It Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6745 Engle Road, Suite 300, Cleveland, Ohio		44130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-234-0700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On July 24, 2006, the Company terminated the employment of Tedd D. Towsley as the Company’s Vice President and Treasurer, effective August 4, 2006. The employment agreement by and between the Company and Mr. Towsley, dated October 27, 2004, also was terminated, effective August 4, 2006.

The Company and Mr. Towsley expect to enter into a separation agreement shortly in connection with Mr. Towsley's termination. At that time, the Company will disclose the terms of the separation agreement on a separately filed Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As indicated in Item 1.02 of this report, the employment of Tedd D. Towsley as the Company’s Vice President and Treasurer was terminated, effective August 4, 2006. In that connection, Mr. Towsley will no longer serve as the Company's principal accounting officer. Christopher P. Marr, age 41, the Company’s Chief Financial Officer, will serve as the Company’s principal accounting officer, effective as of August 4, 2006. Information concerning Mr. Marr’s business experience, relationships with the Company, its Trustees and executive officers, and employment agreement with the Company is contained in Item 5.02 of the Company’s Current Report on Form 8-K filed May 31, 2006; such information is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Store-It Trust

July 28, 2006	By:	Christopher P. Marr

Name: Christopher P. Marr
Title: Chief Financial Officer